UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported)    October 13, 2006

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue

Trevose, Pennsylvania  19053

(Address of Principal Executive Offices)     (Zip Code)

(215) 354-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

As disclosed in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2006, we entered into a purchase agreement with an institutional investor on August 11, 2006, providing for the issuance of convertible debentures in an aggregate principal amount of up to $11,000,000, and as part of the initial closing thereunder a convertible debenture in the principal amount of $6,000,000 was issued to the investor.  This purchase agreement provided for the issuance of additional convertible debentures in an aggregate principal amount of $5,000,000 subject to certain conditions precedent, including stockholder approval of the deal and registration of a portion of the shares of common stock issuable in the transaction.

These conditions precedent were satisfied by the Company and with this report on Form 8-K we are reporting that, on October 13, 2006, we completed a private placement with this investor of a convertible debenture in the principal amount of the remaining $5,000,000 (we received $4,700,000 net of deal costs).  This debenture has a maturity of three years, an interest rate of 6% per annum, and is convertible at the option of the investor into our common stock at a conversion price equal to the lesser of $1.75 per share or 90% of the average of the five lowest daily volume weighted average closing price (“VWAP”) of the common stock during the fifteen trading days immediately preceding the conversion date (subject to adjustment in the event of stock dividends and splits and certain distributions to stockholders, fundamental transactions, and future dilutive equity transactions).  Interest is payable at maturity, and we may elect to pay the interest amount in cash or shares of our common stock.

As part of the private placement, we also issued to the investor five-year warrants to purchase a total of up to 1,179,546 shares of our common stock: 520,455 shares at an exercise price of $1.85 per share, 500,000 shares at an exercise price of $2.35 per share and 159,091 shares at an exercise price of $2.60 per share.  This is in addition to the 177,419 shares of our common stock and five-year warrants to purchase a total of up to 1,415,454 shares of our common stock: 624,545 shares at an exercise price of $1.85 per share, 600,000 shares at an exercise price of $2.35 per share and 190,909 shares at an exercise price of $2.60 per share issued to the investor as part of this initial closing.

The convertible debentures provide that we have the right to redeem all or any portion of the principal amount of the debentures in cash at any time upon not less than four business days notice if the closing price of our stock is less than $1.75 per share.  Such early redemption will, however, require us to pay a 10% prepayment premium.   In addition, without any prepayment premium, we have the right to force the holder to convert a maximum of $500,000 of the aggregate principal amount of the debentures in any thirty day period if for five consecutive trading days the VWAP of our common stock is above $1.925 per share but less then $3.50 per share and providing the daily trading volume exceeds 200,000 shares for these five days, and certain other conditions are met.  If the VWAP of our common stock is greater than $3.50 per share for 30 consecutive trading days, the daily trading volume exceeds 250,000 shares for five days prior, and if certain other conditions are met, we can also force the holder to convert all or any portion of the outstanding principal and interest into shares of our common stock without any prepayment premium.

There are some restrictions on the holder’s right to convert the debentures.  The holder cannot make any conversions below $1.75 per share (i) until the earlier of the date registered common stock can be issued pursuant to such conversion or January 1, 2007, (ii) which would exceed $500,000 in aggregate principal amount in any calendar month, or (iii) which would result in the issuance of more than 840,000 shares of our common stock per calendar month in the aggregate (provided that this maximum share limit will be waived by us unless we elect to pay the holder in cash the difference in value between 840,000 shares and the number of shares the holder wishes to convert, up to the $500,000 per month conversion limit).  If we are in default under the debentures these limitations are waived. The holder is also not restricted in making conversions at $1.75.  In no case, however, may the holder convert the debentures if (x) it would result in beneficial ownership of more than 9.99% of our outstanding common stock (though this provision can be waived by the holder upon 65 days prior notice), or (y) such conversion would, without stockholder approval, cause us to issue more than 19.99% of our outstanding shares as determined immediately prior to consummation of the transaction.  Under certain circumstances, the debentures holder is entitled to have the conversion price adjusted to correspond to common stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares. The $1.75 conversion price is also subject to a weighted average dilution adjustment if we issue shares (apart from certain excluded issuances) of our capital stock at an effective price of less than $1.75 per share.  We also granted the debentures holder a security interest in all of our assets.

The aggregate number of shares that may be issued in connection with the private placements, including the shares issued at the initial closing, and the shares issuable upon conversion of the debentures, exercise of the warrants, and payment of liquidating damages pursuant to the registration rights agreement, has been limited to 61,111,111 shares of common stock.

The shares issued at the initial closing, the convertible debentures and the warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded to transactions not involving a public offering by Section 4(2) of that Act and Rule 506 thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Investor Registration Rights Agreement, dated August 11, 2006, by and among the Company and Cornell Capital Partners, LP (1)
4.2	Form of Secured Convertible Debenture issued and issuable by the Company to Cornell Capital Partners, LP pursuant to the Securities Purchase Agreement, dated as of August 11, 2006 (1)
10.1	Securities Purchase Agreement, dated as of August 11, 2006, by and among the Company and Cornell Capital Partners, LP (1)

(1)                                  Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,  the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date:	October 19, 2006	/s/ Randall J. Gort
Randall J. Gort
Secretary